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                           RPM, INC. AND SUBSIDIARIES
                           --------------------------
               CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
               ---------------------------------------------------
                  PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
                  ---------------------------------------------

                                   (UNAUDITED)

                                                                    EXHIBIT 11.1
                                                                    ------------

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED AUGUST 31,
                                                   -----------------------------

                                                        2000           1999
                                                    ------------   ------------


SHARES OUTSTANDING
------------------
     FOR COMPUTATION OF BASIC EARNINGS PER
        COMMON SHARE

            WEIGHTED AVERAGE SHARES                      102,274        109,465
                                                    ------------   ------------

            TOTAL SHARES FOR BASIC EARNINGS
                 PER SHARE                               102,274        109,465

     FOR COMPUTATION OF DILUTED EARNINGS
        PER COMMON SHARE

            NET ISSUABLE COMMON SHARE EQUIVALENTS             15            384
                                                    ------------   ------------

           TOTAL SHARES FOR DILUTED
                  EARNINGS PER SHARE                     102,289        109,849
                                                    ============   ============

NET INCOME
----------
     NET INCOME APPLICABLE TO COMMON SHARES FOR
         BASIC EARNINGS PER SHARE                   $     28,850   $      7,264
                                                    ------------   ------------

     NET INCOME APPLICABLE TO COMMON SHARES FOR
         DILUTED EARNINGS                           $     28,850   $      7,264
                                                    ============   ============



     BASIC EARNINGS PER COMMON SHARE                $        .28   $        .07
                                                    ============   ============



     DILUTED EARNINGS PER COMMON SHARE              $        .28   $        .07
                                                    ============   ============




THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.